Exhibit 20

                      The Daniel Professional Group, Inc.
                          Certified Public Accountants

                       4440 Silas Creek Parkway, Suite 200
                            Winston-Salem, NC 27104
                                  910-768-3290
                                Fax 910-768-7666

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Diversified Senior Services, Inc. and Subsidiary

          We have audited the accompanying consolidated balance sheets of Diversified Senior Services, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholder's deficit, and of cash flows for the year ended December 31, 1997 and for the period from May 17, 1996 to December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          As described in Note 11, the Company completed its initial public offering on January 14, 1998.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diversified Senior Services, Inc. and Subsidiary as of December 31, 1997 and 1996, and the consolidated results of its operations and cash flows for the periods indicated, in conformity with generally accepted accounting principles.

/s/ The Daniel Professional Group, Inc.
The Daniel Professional Group, Inc.

February 24, 1998
Winston-Salem, North Carolina

principles.